Exhibit 4.65

INCREASED REVOLVING COMMITMENT ACTIVATION NOTICE

To:                              JPMORGAN CHASE BANK, N.A., as Administrative Agent

Reference is hereby made to the Credit Agreement, dated as of April 21, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Public Service Company of Colorado (the “Borrower”), the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This notice is the Increased Revolving Commitment Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.                                       Each Lender party hereto agrees to make or increase the amount of its Revolving Commitment to the amount set forth opposite such Lender’s name on the attached Schedule 1 under the caption “Increased Revolving Commitment Amount”.

2.                                       The Increased Revolving Commitment Closing Date is October 31, 2005.

3.                                       The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default will exist after giving effect to the increase specified herein.

PUBLIC SERVICE COMPANY OF COLORADO

By:	/s/ George E. Tyson, II
Name: George E. Tyson, II
Title: Vice President and Treasurer

Schedule 1

Increased Revolving Commitment Amount	Amarillo National Bank

$8,000,000.00

	By:	/s/ Craig Sanders
Name: Craig Sanders
Title: Executive Vice President

Increased Revolving Commitment Amount	BNP Paribas

$24,000,000.00

	By:	/s/ Mark A. Renaud
Name: Mark A. Renaud
Title: Managing Director

	By:	/s/ Francis J. DeLaney
Name: Francis J. DeLaney
Title: Managing Director

Increased Revolving Commitment Amount	Bank of America, N.A.

$26,666,666.66

	By:	/s/ Michelle Schoenfeld
Name: Michelle Schoenfeld
Title: Senior Vice President

Increased Revolving Commitment Amount	Bank of New York

$32,000,000.00

	By:	/s/ Cynthia D. Howells
Name: Cynthia D. Howells
Title: Vice President

Increased Revolving Commitment Amount	Bank of Nova Scotia

$16,000,000.00

	By:	/s/ Thane A. Rattew
Name: Thane A. Rattew
Title: Managing Director

Increased Revolving Commitment Amount	Barclays Bank PLC

$26,666,666.66

	By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Increased Revolving Commitment Amount	Citicorp USA, Inc.

$26,666,666.66

	By:	/s/ Richard J. Evans
Name: Richard J. Evans
Title: Vice President

Increased Revolving Commitment Amount	Commerzbank AG, New York and Grand
Cayman Branches

$24,000,000.00

	By:	/s/ Andrew Kjoller
Name: Andrew Kjoller
Title: Vice President

	By:	/s/ Janet Lee
Name: Janet Lee
Title: Assistant Treasurer

Increased Revolving Commitment Amount	Credit Suisse First Boston, acting through
its Cayman Islands Branch

$26,666,666.66

	By:	/s/ Sarah Wu
Name: Sarah Wu
Title: Director

	By:	/s/ Cassandra Droogan
Name: Cassandra Droogan
Title: Associate

Increased Revolving Commitment Amount	HSBC Bank USA, National Association

$24,000,000.00

	By:	/s/ Jose M. Aldeanueva
Name: Jose M. Aldeanueva
Title: Vice President

Increased Revolving Commitment Amount	Harris Nesbitt Financing, Inc.

$26,666,666.66

	By:	/s/ Cahal B. Carmody
Name: Cahal B. Carmody
Title: Vice President

Increased Revolving Commitment Amount	JPMorgan Chase Bank, N.A.

$32,000,000.07

	By:	/s/ Peter M. Ling
Name: Peter M. Ling
Title: Managing Director

Increased Revolving Commitment Amount	KBC Bank N.V.

$16,000,000.00

	By:	/s/ Eric Raskin
Name: Eric Raskin
Title: Vice President

	By:	/s/ Robert Snauffer
Name: Robert Snauffer
Title: First Vice President

Increased Revolving Commitment Amount	KeyBank National Association

$26,666,666.66

	By:	/s/ Keven D. Smith
Name: Keven D. Smith
Title: Vice President

Increased Revolving Commitment Amount	Lehman Brothers Bank, FSB

$24,000,000.00

	By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

Increased Revolving Commitment Amount	Merrill Lynch Bank USA

$24,000,000.00

	By:	/s/ Derek Befus
Name: Derek Befus
Title: Vice President

Increased Revolving Commitment Amount	Mizuho Corporate Bank, Ltd.

$24,000,000.00

	By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

Increased Revolving Commitment Amount	Morgan Stanley Bank

$24,000,000.00

	By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Vice President

Increased Revolving Commitment Amount	Sumitomo Mitsui Banking Corporation

$16,000,000.00

	By:	/s/ David Buck
Name: David Buck
Title: Senior Vice President

Increased Revolving Commitment Amount	The Bank of Tokyo-Mitsubishi, Ltd.,
Chicago Branch

$26,666,666.66

	By:	/s/ John W. McGhee
Name: John W. McGhee
Title: Vice President & Manager

Increased Revolving Commitment Amount	The Royal Bank of Scotland plc

$26,666,666.66

	By:	/s/ Emily Freedman
Name: Emily Freeman
Title: Vice President

Increased Revolving Commitment Amount	U.S. Bank National Association

$16,000,000.00

	By:	/s/ Christine G. Dean
Name: Christine G. Dean
Title: Assistant Vice President

Increased Revolving Commitment Amount	UBS Loan Finance LLC

$26,666,666.66

	By:	/s/ Barbara Ezell-McMichael
Name: Barbara Ezell-McMichael
Title: Associate Director
Banking Products Services, US

	By:	/s/ Salloz Sikka
Name: Salloz Sikka
Title: Associate Director
Banking Products Services, US

Increased Revolving Commitment Amount	Wells Fargo Bank, National Association

$32,000,000.00

	By:	/s/ Patrick McCue
Name: Patrick McCue
Title: Vice President

	By:	/s/ Jennifer D. Barrett
Name: Jennifer D. Barrett
Title: Vice President & Loan Team Manager

Increased Revolving Commitment Amount	William Street Commitment Corporation

$24,000,000.00

	By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President